EXHIBIT 32.1
CERTIFICATIONS OF CO-CHIEF EXECUTIVE OFFICERS AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ted Sarandos, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Netflix, Inc. for the quarter ended September 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Netflix, Inc.

Dated: October 21, 2026	By:	/S/ TED SARANDOS
Ted Sarandos
Co-Chief Executive Officer
I, Greg Peters, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Netflix, Inc. for the quarter ended September 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Netflix, Inc.

Dated: October 21, 2026	By:	/S/ GREG PETERS
Greg Peters
Co-Chief Executive Officer
I, Spencer Neumann, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Netflix, Inc. for the quarter ended September 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Netflix, Inc.

Dated: October 21, 2026	By:	/S/ SPENCER NEUMANN
Spencer Neumann
Chief Financial Officer